UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2026

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501
Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in a Current Report on Form 8-K filed by Venu Holding Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 10, 2025, the Company previously entered into a binding letter of intent (the “LOI”) with Aramark Sports and Entertainment Services, LLC (together with its affiliates, “Aramark”). Pursuant to the LOI and the related definitive agreements, Aramark agreed to become the exclusive provider of certain food, beverage, catering, concession, retail, custodial, grounds, and facility maintenance services (collectively, the “Services”) at the Company’s Ford Amphitheater in Colorado Springs, CO and Sunset Amphitheaters currently under construction in McKinney, TX and Tulsa, OK. In addition, Aramark committed to make a $10.125 million investment in the Company by purchasing 675 shares of the Company’s Series B 4% Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”). As disclosed in a Current Report on Form 8-K filed by the Company with the SEC on June 17, 2025, the Company and Aramark closed on the purchase and sale of the initial 675 shares of Series B Preferred Stock.

On January 5, 2026, the Company and Aramark entered into an amendment to the LOI (the “LOI Amendment”) whereby Aramark agreed to become the exclusive provider of the Services at two additional Company amphitheaters to be constructed in El Paso, TX and the greater Houston, TX area beginning upon the date that each facility opens and ending 10 years from the earliest opening date of the Company’s Broken Arrow, OK or McKinney, TX amphitheaters. The Services at these two additional facilities will be provided on the same terms and conditions contained in the LOI. So long as Aramark (or an affiliate of Aramark) continues to hold shares of Series B Preferred Stock (or shares of Company common stock received upon the conversion of those shares) Aramark has a right of first refusal to provide the Services at additional amphitheaters constructed or operated by the Company.

In connection with the LOI Amendment, Aramark committed to make an additional $10,005,000 equity investment in the Company by purchasing a total of 667 additional shares of Series B Preferred Stock. In this regard, the Company agreed to issue (i) 333 shares of Series B Preferred Stock for $4.995 million by January 20, 2026, and (ii) 334 shares of Series B Preferred Stock for $5.010 million on October 15, 2026. On January 6, 2026, the Company filed an amendment to the Certificate of Designation, Preferences, and Rights of Series B 4% Convertible Preferred Stock with the Colorado Secretary of State (the “COD Amendment”) for the sole purpose of increasing the number of shares of preferred stock designated as Series B Preferred Stock from 675 shares to 1,342 shares, thereby allowing the Company to issue the additional 667 shares of Series B Preferred Stock to Aramark The COD Amendment did not alter or effect the rights, preferences, powers, and restrictions of the Series B Preferred Stock.

On January 6, 2026, the parties entered into an agreement for the purchase and sale of those additional shares of Series B Preferred Stock. That agreement also served to clarify that the registration rights afforded to Aramark under a Registration Rights Agreement entered into by the parties in June 2025 related to shares of Company common stock that may from time to time be issued to the holder of the Series B Preferred Stock applies to the additional shares of Series B Preferred Stock purchased by Aramark. However, the Company is only obligated to file a registration statement on behalf of Aramark upon the receipt of written notice from Aramark, and only during a time as, and to the extent that, any shares of Company common stock delivered to Aramark as a dividend upon, or upon the conversion of shares of Series B Preferred Stock are not eligible for sale in the public market in compliance with Rule 144 promulgated under the Securities Act of 1933.

The additional shares of Series B Preferred Stock will be offered and sold pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933. Aramark has represented to the Company, among other things, that it is an accredited investor and acquired the shares for investment purposes and for its own account.

The above description of each of the COD Amendment and the LOI Amendment is qualified in its entirety by reference to the full text of the LOI Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference and the full text of the COD Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Certificate of Designation, Preferences, and Rights of Series B 4% Convertible Preferred Stock
10.1	First Amendment to Binding Letter of Intent dated January 5, 2026, between Venu Holding Corporation and Aramark Sports and Entertainment Services, LLC.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: January 9, 2026	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman